Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement.

                                                             ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma
   July 17, 2000